Exhibit 10.11

PROVIDENT FINANCIAL SERVICES, INC.

BOARD OF DIRECTORS VOLUNTARY FEE DEFERRAL PLAN

The purpose of this Board of Directors Voluntary Fee Deferral Plan (the “Plan”) is to enable any non-employee member of the Board of Directors (“eligible member”) to defer future fees payable to them for their service as a member of the Provident Financial Services, Inc.’s Board of Directors.

1. Elections. Any eligible member may participate in this Plan by executing a form of deferral election, a copy of which is annexed hereto as Exhibit “A”, under which each calendar year the eligible member can elect irrevocably to defer the receipt of all (but not less than all) of any fees that may be paid to the member. In no event shall any deferral of fees be permitted which the eligible member would otherwise have the unrestricted right to receive currently. Except for the first year of the Plan, any election by an eligible member to defer future fees shall be made in the calendar year next preceding the calendar year in which the fees would be earned. Subject to the provisions of the Plan, an eligible member’s election on the deferral election form shall specify when and in what manner distribution shall be made of any deferred fees. If the eligible member fails to choose a year of distribution, it shall be deemed to be the year of his normal retirement. If the eligible member fails to specify a form of payment, he shall be deemed to have elected a lump-sum distribution.

2. Period of Deferral. An eligible member may defer his fees to a future year as selected by him. However, in no event shall any fee otherwise payable on account of any year be deferred so that the distribution begins beyond the year that the eligible member attains the mandatory retirement age prescribed by the Board of Directors (in 2003, the mandatory retirement age is age 72). In the event that the mandatory retirement age is increased (or decreased) an eligible member who has not yet attained the mandatory retirement age (as set prior to such increase or decrease) shall be entitled to make an election to maintain their previous election or to accelerate or defer their distribution to the new mandatory retirement age, so long as the election is made in the calendar year prior to the attainment of the original or new mandatory retirement age.

3. Investment and Adjustment of Deferred Fees. Subject to Paragraph 6, any fees deferred pursuant to an eligible member’s election as aforesaid shall be credited to a separate account maintained in the name of such member. Such Account shall be referred to as the member’s Investment Account. The value of each member’s Investment Account shall be credited monthly with interest at the then prevailing Wall Street Prime Rate. For purposes of making any distribution under paragraph 4 below, the value of an eligible member’s Investment Account shall be its value, adjusted with interest as aforesaid, as of the last day of the month next preceding the month distribution occurs.

4. Payment of Deferred Fees. Except as otherwise provided in this paragraph, or in the case of a “Change in Control” described in paragraph 5, the amount of an eligible member’s separate account (adjusted as provided in paragraph 3) shall be distributed to the eligible member in a lump-sum or in annual installments after such number of years or after retiring from the Board of Directors as the eligible member may elect in accordance with paragraph 2, or, in the event of his death or total disability, in a lump-sum to the eligible member or to the person or persons designated by the eligible member to receive such distribution. An eligible member who wishes to receive a distribution of his separate account in installments may elect to receive it in annual installments over a period of three (3) years. If distribution is to be made in annual installments, the amount of each installment shall be equal to the adjusted value of the eligible member’s Investment Account determined in accordance with paragraph 3 above multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining to be made. If an eligible member’s service is terminated but he has not attained age 65, the undistributed balance of his account shall be paid to him in a single lump sum within a reasonable time following termination of service. If an eligible member’s service is terminated on or after attainment of age 65, the eligible member shall receive the balance of his separate account at such time and in such form as he has elected or, the Board of Directors may, in its sole discretion, after receipt of a written request by such member, pay the undistributed balance of such member’s separate account in a single lump sum within a reasonable time following termination of service.

5. Distribution in the Event of a Change in Control. Notwithstanding any other provision of this Plan or of any election made by an eligible member with respect to the period of any fee deferral or the form and timing of any distributions from his separate account, the undistributed balance thereof shall be distributed to him within 60 days after the date of a Change in Control of the Company or the Bank. For purposes hereof, a “Change in Control” shall mean the occurrence of any of the following events:

(a) approval by the shareholders of the Company of a transaction that would result and does result in the reorganization, merger or consolidation of the Company, with one or more other persons, other than a transaction following which:

(i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

(b) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the shareholders of the Company of any transaction which would result in such an acquisition;

(c) a complete liquidation or dissolution of the Company or the Bank, or approval by the shareholders of the Company of a plan for such liquidation or dissolution;

(d) the occurrence of any event if, immediately following such event, members of the Company’s Board of Directors who belong to any of the following groups do not aggregate at least a majority of the Company’s Board of Directors:

(i) individuals who were members of the Company’s initial Board of Directors; or

(ii) individuals, other than members of the Company’s initial Board of Directors who first became members of the Company’s Board of Directors:

(A) upon election to serve as a member of the Company’s Board of Directors by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

(B) upon election by the shareholders of the Company to serve as a member of the Company’s Board of Directors, but only if nominated for election by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination; provided that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Company’s Board of Directors; or

(e) any event which would be described in Section 5(a), (b), (c) or (d) if the term “Bank” were substituted for the term “Company” therein and the term “Bank’s Board of Directors” were substituted for the term “Company’s Board of Directors” therein. In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank or a subsidiary of either of them, by the Company, the Bank, any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 5, the term “person” shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

6. Rights of Eligible Member or Other Distributee. Nothing contained herein, and no action taken pursuant to the provisions hereof shall create, or be deemed to create a trust of any kind, or to establish any fiduciary relationship between the Company and any eligible member or other distributee. The separate accounts established hereunder shall be for record keeping purposes. Fees which have been deferred will be recorded as a liability on the Company’s general ledger when earned, but no funds shall be set aside for payment of the liability. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments made pursuant to this Plan shall be made from the general assets of the Company, provided, however, that nothing set forth herein shall be construed as prohibiting the Company from establishing a rabbi trust to hold any assets for the benefit of eligible members of this Plan. Deferred fees and the earnings thereon shall be subject to the claims of the Company’s general creditors at all times prior to distribution, including any fees that are contributed to and become assets of a rabbi trust.

7. Designation of Beneficiary. An eligible member may designate one or more person or persons to receive the undistributed balance of his deferred fees in the event of his death by executing and delivering to the Company a beneficiary designation form, a copy of which is annexed hereto as Exhibit “B”, and may change and successively change any such designation by executing a subsequent beneficiary designation form. Unless the beneficiary designation form indicates otherwise, any designation of beneficiary shall be deemed to apply to the undistributed balance of all of the eligible member’s prior deferrals. If there is no valid beneficiary designation on file with the Company on the date of death of the eligible member, the undistributed balance of deferred fees shall be paid to the personal representative of his estate.

8. Nonassignability of Benefits. Neither the eligible member nor any other person shall have any power or right to assign, anticipate, hypothecate or otherwise encumber any deferred fees payable by the Company hereunder, nor shall any such fees be transferable by operation of law in the event of the bankruptcy or insolvency of the eligible member or other person.

9. Administration of the Plan. The Board of Directors shall have the exclusive authority to manage and control the operation and administration of the Plan and shall be the named fiduciary as described in section 402(a) of the Employee Retirement Income Security Act of 1974. The Board of Directors shall make all determinations regarding the right of any person to receive a benefit under the Plan and to determine the amount and time of distribution thereof in accordance with the provisions of this Plan and the eligible member’s election, provided, however, that any determination made with respect to the account of any eligible member shall be made by the Board of Directors sitting without such member. The interpretation and construction of this Plan by the Board of Directors, and any action taken hereunder, shall be binding and conclusive upon the eligible and member and any other person claiming any rights hereunder. The Board of Directors may from time to time delegate to such person or persons or to such committee as it shall designate any one or more of its administrative duties under the Plan.

10. Right to Amend and Terminate the Plan. The Company reserves the right to amend the Plan in whole or in part and to terminate the Plan at any time, provided that no such action shall affect the rights of any eligible member or other person to receive payment of benefits in accordance with the terms of the Plan as in effect on the day immediately preceding the effective date of such amendment or termination.

11. Special Terms, Gender and Number. The term “normal retirement” means the date of the Board of Directors Annual Meeting after the manager attains his seventy-second birthday. The term “total disability” shall mean a physical or mental condition that renders an eligible member incapable of carrying out the ordinary duties and responsibilities of his usual occupation. Whenever the context shall require, the masculine gender shall be construed to include the feminine and the singular number the plural.

12. Incompetence. If the Board of Directors determines that an eligible member (or the designated beneficiary of an eligible member) is unable to manage his affairs, it may, in its sole discretion, pay any amount due to such person to the individual or institution then providing for the care, maintenance and support of such person, unless prior to such payment claim shall be made therefor by a duly appointed guardian, committee or other legal representative designated to receive such payment on behalf of such person.

13. Hardship Distribution. An eligible member, who believes that he has incurred a hardship may petition the Board of Directors for a hardship distribution. Upon a finding that the Director has suffered a hardship, the Board of Directors may, in its sole discretion, make distributions from the eligible member’s account prior to the time specified for payment of benefits in the Director’s Deferral Election. The amount of such distribution shall be limited to the amount reasonably necessary to meet the requirements during the financial hardship.

14. Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of New Jersey to the extent not inconsistent with applicable federal law.

15. Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

IN WITNESS WHEREOF, this Board of Directors Voluntary Fee Deferral Plan has been executed by the duly authorized officers of Provident Financial Services, Inc. as of the 17th day of July, 2003.

ATTEST:	PROVIDENT FINANCIAL SERVICES, INC.

/s/ John F. Kuntz	/s/ Paul M. Pantozzi
Secretary	Chairman, CEO & President

PROVIDENT FINANCIAL SERVICES, INC.

BOARD OF DIRECTORS VOLUNTARY FEE

DEFERRAL PLAN

EXHIBIT A

Election to Defer Board of Directors Fees in 200

Pursuant to the provisions of Provident Financial Services, Inc. Board of Directors Voluntary Fee Deferral Plan, I understand that I may make an irrevocable election to defer the receipt of board fees otherwise due to be paid to me during calendar year 200            . In accordance with the Plan:

I hereby elect (check one):

         not to defer my board fees earned after the date hereof and during calendar year 200    .

         to defer the receipt of all my board fees (includes Board and Committee Fees) after the date hereof and during calendar year 200        .

The deferral, if any, indicated above shall be until the following year (check one):

         Calendar year of my normal retirement from the Board of Directors.

         Certain year that is prior to the calendar year of my normal retirement from the Board of Directors. You must select the year on this form. Year :

I hereby further elect that the amount of the above deferred compensation shall be paid at the end of the deferral period as follows (check one):

         In a lump sum.

         In 3 annual installments until the entire amount of my deferred compensation for 200     shall have been paid to me.

I understand that this election is subject to applicable laws and regulations and to the terms and conditions of the Provident Financial Services, Inc. Board of Directors Voluntary Fee Deferral Plan as from time to time in effect. I further understand that the election to defer the receipt of any compensation I may receive in 200         may not be modified or revoked, other than as set forth in the Plan.

Name of Eligible Member (Print or Type)

Signature of Eligible Member	Date

Received by Provident Financial Services

This          day of                     , 200

By:

PROVIDENT FINANCIAL SERVICES, INC.

BOARD OF DIRECTORS

VOLUNTARY FEE DEFERRAL PLAN

EXHIBIT B

Beneficiary Designation

As an eligible director under the Provident Financial Services, Inc. Board of Directors Voluntary Fee Deferral Plan (“Plan”) I hereby designate the following person(s) to receive a lump sum payment of the undistributed balance credited to my separate account under the Plan as soon as practicable in the event of my death. (If no beneficiary designation is made, then the undistributed balance due to me under the Plan shall be paid to my estate in a lump sum.)

Name	Name

Address	Address

City, State, Zip	City, State, Zip

Note:	Unless indicated otherwise, payment to two or more persons shall be made in equal shares.

This beneficiary designation shall apply to all amounts deferred under the Plan and revokes any and all prior designations made by me. I understand that I am permitted at any time and from time to time to modify or revoke the beneficiary designation herein made by executing and delivering a new beneficiary designation form to Provident Financial Services, Inc.

Name of Eligible Member (Print or Type)

Signature of Eligible Member	Date

Received by Provident Financial Services, Inc.

This day of ,

By:

PROVIDENT FINANCIAL SERVICES, INC.

BOARD OF DIRECTORS VOLUNTARY FEE DEFERRAL PLAN

Amendment Number One

The Provident Financial Services, Inc. Board of Directors Voluntary Fee Deferral Plan (the “Plan”) is hereby amended, effective December 18, 2003, in accordance with the following:

Section 1 of the Plan shall be amended by replacing its first sentence by the following:

Any eligible member may participate in this Plan by executing a form of deferral election, a copy of which is annexed hereto as Exhibit “A,” under which each calendar year the eligible member can elect irrevocably to defer the receipt of 25%, 50%, 75% or 100% of any fees that may be paid to the member.

IN WITNESS WHEREOF, this Amendment Number One has been executed by the duly authorized officers of Provident Financial Services, Inc. as of the 18th day of December, 2003.

ATTEST:	PROVIDENT FINANCIAL SERVICES, INC.

/s/ John F. Kuntz	By:	/s/ Kevin J. Ward
Corporate Secretary		Authorized Officer

PROVIDENT FINANCIAL SERVICES, INC.

BOARD OF DIRECTORS VOLUNTARY FEE DEFERRAL PLAN

EXHIBIT A

Election to Defer Board of Directors Fees in 200

Pursuant to the provisions of the Provident Financial Services, Inc. Board of Directors Voluntary Fee Deferral Plan (the “Plan”), I understand that I may make an irrevocable election to defer the receipt of board fees due to me during calendar year 200    . In accordance with the Plan:

I hereby elect (check one):

         not to defer my board fees after the date hereof and during calendar year 200    .

         to defer the receipt of

                     25%

                     50%

                     75%

                   100%

of my board fees (includes Retainer, Executive Committee, Board and Committee Fees) after the date hereof and during calendar year 200    .

The deferral, if any, indicated above shall be until the following year (check one):

         Calendar year of my normal retirement from the Board of Directors.

         Certain year that is prior to the calendar year of my normal retirement from the Board of Directors. You must select the year on this form. Year :

I hereby further elect that the amount of the above deferred compensation shall be paid at the end of the deferral period as follows (check one):

         In a lump sum.

         In 3 annual installments until the entire amount of my deferred compensation for 200     shall have been paid to me.

2

I understand that this election is subject to applicable laws and regulations and to the terms and conditions of the Provident Financial Services, Inc. Board of Directors Voluntary Fee Deferral Plan as from time to time in effect. I further understand that the election to defer the receipt of any compensation I may receive in 200             may not be modified or revoked, other than as set forth in the Plan.

Name of Eligible Member (Print or Type)

Signature of Eligible Member	Date

Received by Provident Financial Services, Inc.

This day of , 200

By:

3